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                               AMENDMENT OF LEASE

                 THIS AGREEMENT, made as of the 30th day of March, 1989, by and between FIRST STONE RIDGE LIMITED PARTNERSHIP, a Massachusetts limited partnership (hereinafter referred to as "Landlord") and MICROCOM, INC., a Massachusetts corporation (hereinafter referred to as "Tenant")

                                WITNESSETH THAT:


                 WHEREAS, Landlord has leased to Tenant certain premises known as 500 River Ridge Drive, Norwood, Massachusetts, as more particularly described and set forth in a lease dated August 11, 1987 (hereinafter referred to as the "Lease"); and

                 WHEREAS, pursuant to an instrument of even date herewith, Tenant has assigned to Landlord all of Tenant's right, title and interest in and to certain leases between Tenant and James W. Colnon, Trustee of MCD Realty Trust (hereinafter referred to as the "Colnon Leases"); and

                 WHEREAS, in connection with such assignment, the parties wish to modify the rental provisions of the Lease;

                 NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                 1. Effective October 1, 1988, and continuing through the remainder of the initial term of the Lease, so long as Landlord does not use or occupy any portion of the premises demised under the Colnon Leases, each installment of monthly rent otherwise due pursuant to Article 4 of the Lease shall be increased by the sum of (a) $4,957.00 plus (b) the amount (which shall be amortized in equal monthly installments over the remainder of the initial term of the Lease) of any payment (other than fixed rent) which Landlord is required to make as assignee of the Colnon Leases plus (c) the amount by which any payments made by Landlord under the Colnon Leases exceeds $122,000.00 (which shall be amortized in equal monthly installments over the remainder of the initial term of the lease).

                 2. In the event that Landlord receives any rent abatement or refund under the Colnon Leases or derives any income (including the assumption of its obligations by a third party) from any assignment, subletting or other arrangement with respect thereto, the amount of such abatement, refund or income (amortized in equal monthly installments over the remainder of the initial term of the Lease) shall be credited to Tenant. Any such assignment, subletting or other arrangement shall be made pursuant to generally prevailing fair market terms and conditions.
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                 3.       Except as herein modified, the Lease is hereby
ratified and confirmed. Unless the context requires otherwise, all terms used herein shall be defined in accordance with the applicable provisions of the Lease.

                 WITNESS the execution hereof as of the day and year first above written.

                                           FIRST STONE RIDGE LIMITED PARTNERSHIP
                                           By McNeil & Associates, Inc.
                                              (its sole general partner)


                                           By
                                               ---------------------------------

                                           Its   President
                                               ---------------------------------
                                               title (duly-authorized)



                                           MICROCOM, INC.


                                           By
                                               ---------------------------------

                                           Its   Executive Vice President
                                               ---------------------------------
                                               title (duly-authorized)





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